Exhibit 1

Joint Filing Agreement

In connection with the beneficial ownership of shares of common stock, no par value, of Churchill Downs Incorporated, (i) The Duchossois Group, Inc., an Illinois corporation (“TDG”), (ii) Richard L. Duchossois, (iii) Craig J. Duchossois, and (iv) Spring Creek Investors II LLC, a Delaware limited liability company (“SCI”), hereby agree to the joint filing on behalf of such persons of all filings, including the filing of a Schedule 13D and all amendments thereto under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required under the Exchange Act pursuant to which joint filing statements are permitted.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed as of June 14, 2017.

Date: June 14, 2017	THE DUCHOSSOIS GROUP, INC.

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Vice President and General Counsel

Date: June 14, 2017	CDI HOLDINGS LLC
	By:	The Duchossois Group, Inc., its manager

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Vice President and General Counsel

Date: June 14, 2017	/s/ Richard L. Duchossois
Richard L. Duchossois

Date: June 14, 2017	/s/ Craig J. Duchossois
Craig J. Duchossois

Date: June 14, 2017	SPRING CREEK INVESTORS II LLC

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Secretary